Series Number: 3
For period ending 2/28/15

48)	Investor, A & C
First $1 billion 0.569%
Next $1 billion 0.517%
Next $3 billion 0.487%
Next $5 billion 0.467%
Next $15 billion 0.454%
Next $25 billion 0.452%
Over $50 billion 0.451%

Institutional
First $1 billion 0.369%
Next $1 billion 0.317%
Next $3 billion 0.287%
Next $5 billion 0.267%
Next $15 billion 0.254%
Next $25 billion 0.252%
Over $50 billion 0.251%

72DD)                      1. Total income dividends for which record date passed during the period
                      Investor Class                                           13,478
                      Institutional Class                                                      2,877
                      2.  Dividends for a second class of open-end company shares
                                A Class                                           401
                      C Class                                           129

73A)           1. Dividends from net investment income
                      Investor Class                                                      $0.1457
                      Institutional Class                                           $0.1575
           2. Dividends for a second class of open-end company shares
                      A Class                                                      $0.1308
C Class                                            $0.0864

74U)           1. Number of shares outstanding (000's omitted)
                      Investor Class                                           96,637
                      Institutional Class                                                      18,892
2. Number of shares outstanding of a second class of open-end company shares (000's omitted)
                                A Class                                           3,196
                      C Class                                            1,484

74V)           1. Net asset value per share (to nearest cent)
                      Investor Class                                           $11.96
                      Institutional Class                                           $11.97
2. Net asset value per share of a second class of open-end company shares (to nearest cent)
                      A Class                                           $11.97
                                C Class                                            $11.97

Series Number: 4
For period ending 2/28/15

48)	Investor, A & C
First $1 billion 0.569%
Next $1 billion 0.517%
Next $3 billion 0.487%
Next $5 billion 0.467%
Next $15 billion 0.454%
Next $25 billion 0.452%
Over $50 billion 0.451%

Institutional
First $1 billion 0.369%
Next $1 billion 0.317%
Next $3 billion 0.287%
Next $5 billion 0.267%
Next $15 billion 0.254%
Next $25 billion 0.252%
Over $50 billion 0.251%

72DD)                      1. Total income dividends for which record date passed during the period
                      Investor Class                                           5,571
                      Institutional Class                                           5
           2.  Dividends for a second class of open-end company shares
                                A Class                                           110
                      C Class                                           81

73A)           1. Dividends from net investment income
                      Investor Class                                                      $0.1929
                      Institutional Class                                           $0.2046
           2. Dividends for a second class of open-end company shares
                      A Class                                                      $0.1781
C Class                                            $0.1341

74U)           1. Number of shares outstanding (000's omitted)
                      Investor Class                                           28,792
                                Institutional Class                                           25
2. Number of shares outstanding of a second class of open-end company shares (000's omitted)
A Class                                            573
                                C Class                                           619

74V)           1. Net asset value per share (to nearest cent)
                      Investor Class                                           $11.87
                                Institutional Class                                           $11.87
2. Net asset value per share of a second class of open-end company shares (to nearest cent)
                      A Class                                            $11.87
                      C Class                                            $11.87

Series Number: 5
For period ending 2/28/15

48)	Investor, A & C
First $1 billion 0.599%
Next $1 billion 0.547%
Next $3 billion 0.517%
Next $5 billion 0.497%
Next $15 billion 0.484%
Next $25 billion 0.482%
Over $50 billion 0.481%

Institutional
First $1 billion 0.399%
Next $1 billion 0.347%
Next $3 billion 0.317%
Next $5 billion 0.297%
Next $15 billion 0.284%
Next $25 billion 0.282%
Over $50 billion 0.281%

72DD)                      1. Total income dividends for which record date passed during the period
                      Investor Class                                           11,115
Institutional Class                                           1,571
           2. Dividends for a second class of open-end company shares
                      A Class                                            2,101
                                C Class                                             340

73A)           1. Dividends from net investment income
                      Investor Class                                                      $0.1935
                      Institutional Class                                           $0.2037
2. Dividends for a second class of open-end company shares
                      A Class                                           $0.1806
                      C Class                                           $0.1420

74U)           1. Number of shares outstanding (000's omitted)
Investor Class                                                      60,142
                      Institutional Class                                                      7,524
2. Number of shares outstanding of a second class of open-end company shares (000's omitted)
                      A Class                                           11,814
                      C Class                                           2,475

74V)           1. Net asset value per share (to nearest cent)
                      Investor Class                                           $10.44
                      Institutional Class                                           $10.44
2. Net asset value per share of a second class of open-end company shares (to nearest cent)
                      A Class                                           $10.44
                      C Class                                           $10.44